EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------


We consent to the incorporation by reference in the Registration Statement of Mattel, Inc. on Form S-8 (No. 033-54391) of our report dated April 22, 1994, on our audit of the financial statements of the Fisher-Price, Inc. Matching Savings Plan as of December 31, 1993 and for the year then ended, which report is included in the Annual Report on Form 11-K.



/s/ Coopers & Lybrand LLP
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Boston, Massachusetts
June 28, 1995

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